UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	June 16, 2009
(Date of earliest event reported):	June 16, 2009

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act
| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
| |	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2009, the Board of Directors of Fulton Financial Corporation (“Fulton”) accepted the resignation of Abraham S. Opatut, a member of the Fulton Board of Directors. Mr. Opatut was also the Vice Chair of Fulton’s Human Resources Committee and served as a director of The Bank, Fulton’s South Jersey affiliate bank. Mr. Opatut’s resignation from the board of directors of Fulton and The Bank was tendered in accordance with Fulton’s non-employee director voluntary resignation policy and was effective June 16, 2009. The resignation was not the result of any disagreement with Fulton on any matter relating to Fulton’s operations, policies or practices.

Mr. Opatut became a director of Fulton in 2005 when Fulton acquired First Washington Financial Corp. Mr. Opatut’s service and dedication to Fulton is greatly appreciated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2009	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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